News Release

Contact: Dori Abel, VP of Corporate Communications
866.475.0317 x11636
dori.abel@zovio.com

Zovio Inc Reports First Quarter 2019 Results

SAN DIEGO (May 9, 2019) - Zovio Inc (NASDAQ:ZVO), an education technology services company, today announced its results for the three months ended March 31, 2019.
“We announced Zovio in April to reflect our new vision as a leading education technology services company and we are off to an exciting start in 2019. For Zovio, we have a clear strategy in place that will leverage our core strengths while applying our technologies and capabilities to priority market needs, including recruitment, retention, the learner experience and outcomes.” commented Andrew Clark, Founder, President and CEO of Zovio, “We believe through the execution of our strategic priorities and continued investments, such as our recent acquisitions of Fullstack Academy and TutorMe, we will create long-term growth and meaningful value for all our stakeholders.”
Financial Results for the Three Months Ended March 31, 2019
Revenue for the three months ended March 31, 2019 was $109.8 million, compared with revenue of $116.8 million for the three months ended March 31, 2018.
Operating loss for the three months ended March 31, 2019 was $7.2 million, compared with operating loss of $0.6 million for the three months ended March 31, 2018.
Net loss for the three months ended March 31, 2019 was $6.6 million, compared with net income of $1.3 million for the three months ended March 31, 2018.
Diluted loss per share for the three months ended March 31, 2019 was $0.24, compared with diluted income per share of $0.05 for the three months ended March 31, 2018.
The Company recognized an income tax expense of approximately $46,000 for the three months ended March 31, 2019, compared with an income tax benefit of $1.7 million for the three months ended March 31, 2018.
Non-GAAP Financial Results for the Three Months Ended March 31, 2019
Non-GAAP operating loss for the three months ended March 31, 2019 was $3.8 million, compared with non-GAAP operating income of $0.4 million for the three months ended March 31, 2018. Non-GAAP operating loss for the three months ended March 31, 2019 excludes separation transaction costs of $2.2 million, acquisition costs of $0.9 million and other non-GAAP costs of $0.3 million. There was a reversal of other Non-GAAP costs of $0.2 million for the three months ended March 31, 2018.
Non-GAAP net loss for the three months ended March 31, 2019 was $3.3 million, compared with non-GAAP net income of $0.5 million for the three months ended March 31, 2018. Non-GAAP net loss for the three months ended March 31, 2019 excludes separation transaction costs of $2.2 million acquisition costs of $0.9 million, other non-GAAP costs of $0.3 million, and an income tax benefit of approximately $15,000. There was a reversal of other non-GAAP costs of $0.2 million as well as the related income tax benefit of $1.8 million for the three months ended March 31, 2018.
Non-GAAP diluted loss per share for the three months ended March 31, 2019 was $0.12, compared with non-GAAP diluted income per share of $0.02 for the three months ended March 31, 2018.

Balance Sheet and Cash Flow
As of March 31, 2019, the Company had combined cash, cash equivalents, total restricted cash and investments of $169.0 million, compared with combined cash, cash equivalents, total restricted cash and investments of $192.7 million as of December 31, 2018.
The Company used $16.4 million of cash in operating activities during the three months ended March 31, 2019, compared with $15.1 million of cash used in operating activities during the three months ended March 31, 2018.
Student Enrollment
Total student enrollment at the Company’s academic institution was 39,095 students at March 31, 2019, compared with total student enrollment of 41,523 at March 31, 2018.
About Non-GAAP Financial Measures
This press release contains non-GAAP financial measures for non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP diluted income (loss) per share, and Adjusted EBITDA, which exclude separation transaction costs, acquisition costs, other non-GAAP costs such as restructuring and impairment charges, as well as certain income tax adjustments, as applicable. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and are not based on a comprehensive set of accounting rules. Management believes non-GAAP financial measures are useful in providing investors with an understanding of how specific line items in the consolidated statements of income are affected by items that may not be indicative of the operating results of the Company’s core business. To the extent that other companies use similar methods in calculating and reporting non-GAAP operating results, the Company believes provision of supplemental non-GAAP financial information allows for a meaningful comparison of the Company’s performance against the performance of other companies. The Company further believes that these non-GAAP financial measures provide useful information regarding its ongoing operating activities and business trends related to its results of operations, as well as a meaningful comparison with historical financial results. The Company’s management and board of directors utilize these non-GAAP financial measures, together with the Company’s financial statements prepared in accordance with GAAP, in developing operating budgets and evaluating the Company’s performance. These non-GAAP financial measures are intended to supplement GAAP financial information, and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Refer to the accompanying tables for a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Earnings Conference Call and Webcast
Zovio will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States is (877) 395-6119, and the dial-in number for other callers is (647) 689-5537. The access code for all callers is 7198823. A live broadcast of the call will also be available on the Company’s website at http://ir.zovio.com.
About Zovio Inc
Zovio Inc (NASDAQ: ZVO) is an education technology services company that partners with higher education institutions and employers to deliver innovative, personalized solutions to help learners and leaders achieve their aspirations. Zovio leverages its core strengths and applies its technology and capabilities to priority market needs. Using advanced data and analytics, Zovio identifies the most meaningful ways to enhance the learner experience and deliver strong outcomes for higher education institutions, employers, and learners. Zovio’s purpose is to help everyone be in a class of their own. For more information, visit www.zovio.com.

Forward-Looking Statements
This news release may contain forward-looking statements which are not statements of historical fact and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding management’s intentions, hopes, beliefs or expectations, and statements regarding the Company’s outlook for the remainder of 2019 and beyond. These forward-looking statements are based on current information and expectations and are subject to various risks and uncertainties. The Company’s actual performance or results may differ materially from those expressed in or suggested by such statements due to various factors, including without limitation: the success of our strategic priorities and investments, our successful integration of acquired companies, and creation of long-term growth and value.
Additional information on factors that could cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 12, 2019, the Company’s quarterly reports on Form 10-Q and the Company’s current reports on Form 8-K which are available at www.zovio.com. You should not place undue reliance on any forward-looking statements. Forward-looking statements are made on the basis of management’s good faith beliefs, expectations and assumptions regarding future events based on information available at the time such statements are made. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update or revise any forward-looking statements to reflect actual results or any changes in assumptions, expectations or other factors affecting such forward-looking statements, except to the extent required by applicable securities laws.

ZOVIO INC
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018

Revenue	$109,764	$116,777
Costs and expenses:
Instructional costs and services	51,938	56,614
Admissions advisory and marketing	49,072	48,194
General and administrative	15,920	12,748
Restructuring and impairment expense (credit)	29	(159)
Total costs and expenses	116,959	117,397
Operating loss	(7,195)	(620)
Other income, net	599	250
Loss before income taxes	(6,596)	(370)
Income tax expense (benefit)	46	(1,680)
Net income (loss)	$(6,642)	$1,310

Income (loss) per share:
Basic	$(0.24)	$0.05
Diluted	$(0.24)	$0.05
Weighted average number of common shares outstanding used in computing income (loss) per share:
Basic	27,180	27,164
Diluted	27,180	27,564

ZOVIO INC
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$141,837	$166,307
Restricted cash	19,252	18,619
Investments	2,236	2,068
Accounts receivable, net	32,069	27,015
Prepaid expenses and other current assets	19,796	18,255
Total current assets	215,190	232,264
Property and equipment, net	18,778	16,860
Operating lease assets	21,189	—
Goodwill and intangibles, net	12,050	12,441
Other long-term assets	7,968	7,927
Total assets	$275,175	$269,492

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$83,898	$62,792
Deferred revenue and student deposits	55,943	63,834
Total current liabilities	139,841	126,626
Rent liability	9,842	3,183
Lease financing obligation	—	8,634
Other long-term liabilities	3,509	3,435
Total liabilities	153,192	141,878
Total stockholders’ equity	121,983	127,614
Total liabilities and stockholders’ equity	$275,175	$269,492

ZOVIO INC
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$(6,642)	$1,310
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Provision for bad debts	3,608	6,398
Depreciation and amortization	1,498	1,759
Deferred income taxes	115	4
Stock-based compensation	1,706	1,165
Noncash lease expense	4,299	—
Net gain on marketable securities	(146)	(14)
Reassessment of lease charges	29	(506)
Loss on disposal or impairment of fixed assets	—	9
Changes in operating assets and liabilities:
Accounts receivable	(8,662)	(15,331)
Prepaid expenses and other current assets	(3,286)	977
Other long-term assets	(5)	297
Accounts payable and accrued liabilities	4,591	(4,332)
Deferred revenue and student deposits	(7,890)	(6,238)
Operating lease liabilities	(5,599)	—
Other liabilities	(42)	(567)
Net cash used in operating activities	(16,426)	(15,069)
Cash flows from investing activities:
Capital expenditures	(6,495)	(809)
Purchases of investments	(22)	(747)
Capitalized costs for intangible assets	(163)	(265)
Sale of investments	—	704
Net cash used in investing activities	(6,680)	(1,117)
Cash flows from financing activities:
Proceeds from exercise of stock options	60	—
Tax withholdings on issuance of stock awards	(755)	(705)
Net cash used in financing activities	(695)	(705)
Net decrease in cash, cash equivalents and restricted cash	(23,801)	(16,891)
Cash, cash equivalents and restricted cash at beginning of period	190,584	205,526
Cash, cash equivalents and restricted cash at end of period	$166,783	$188,635

ZOVIO INC
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Operating Income (Loss) Reconciliation:
GAAP operating income (loss)	$(7,195)	$(620)
Separation transaction costs	2,194	1,153
Acquisition costs	921	—
Other non-GAAP costs	267	(159)
Non-GAAP operating income (loss)	$(3,813)	$374

Net Income (Loss) Reconciliation:
GAAP net income (loss)	$(6,642)	$1,310
Separation transaction costs	2,194	1,153
Acquisition costs	921	—
Other non-GAAP costs	267	(159)
Income tax impacts, non-GAAP	(15)	(1,766)
Non-GAAP net income (loss)	$(3,275)	$538

Diluted Income (Loss) Per Share Reconciliation:
GAAP diluted income (loss) per share	$(0.24)	$0.05
Separation transaction costs	0.08	0.04
Acquisition costs	0.03	—
Other non-GAAP costs	0.01	(0.01)
Income tax impacts, non-GAAP	0.00	(0.06)
Non-GAAP diluted income (loss) per share	$(0.12)	$0.02

EBITDA and Adjusted EBITDA Reconciliation:
GAAP net income (loss)	$(6,642)	$1,310
Interest income (expense), net	(453)	(235)
Income tax expense (benefit)	46	(1,680)
Depreciation and amortization	1,498	1,758
EBITDA	(5,551)	1,153
Separation transaction costs	2,194	1,153
Acquisition costs	921	—
Other non-GAAP costs	267	(159)
Income tax impact, non-GAAP	(15)	(1,766)
Adjusted EBITDA	$(2,184)	$381